Brilliant Earth Reports Outstanding Third Quarter 2021 Results
Delivered 33% Net Sales Growth
Generated Net Income of $4.0 million and Adjusted EBITDA of $13.6 million
Generated GAAP Diluted EPS of $0.01 and Adjusted Diluted EPS of $0.09
Successfully Completed its Initial Public Offering
Introduces Fiscal 2021 Outlook
SAN FRANCISCO, Calif. – November 12, 2021 (GLOBE NEWSWIRE) -- Brilliant Earth Group, Inc. (“Brilliant Earth” or the “Company”) (Nasdaq: BRLT), an innovative, digital-first jewelry company and global leader in ethically sourced fine jewelry, today announced financial results for the three and nine months ended September 30, 2021.
Third Quarter 2021 Highlights (period ended September 30, 2021):
•Net sales increased by 33% with robust sales across the Company’s products and continued strong performance of its omnichannel model.
•Gross margin expanded by 720 basis points driven by the Company's strong brand affinity and premium positioning, its price optimization engine, and procurement efficiencies.
•Generated strong profitability with Net income of $4.0 million and Adjusted EBITDA of $13.6 million.
•Continued omnichannel leadership: The Company opened a new San Francisco flagship and four new showroom locations in Portland, Austin, Dallas, and New York, including innovative new store formats, with promising early results. The Company ended the quarter with 14 showrooms. The Company also continued to add new capabilities such as a virtual showroom to enhance the digital and omnichannel experience.
•Compelling new product collection releases: Leveraging its agile, data-driven approach to product design and development, the Company launched a record number of new collections. The Company’s fine jewelry products experienced over 100% sales growth in Q3.
•Significant ESG achievements: The Company established and funded the Brilliant Earth Foundation and significantly expanded the number of blockchain-enabled diamonds available on the Brilliant Earth website at www.brilliantearth.com.
Beth Gerstein, Brilliant Earth’s Co-Founder and CEO, commented, “We delivered an outstanding third quarter, highlighted by strong performance across our financial metrics and significant accomplishments on our key strategic initiatives. Our authentic brand, premium product designs and omnichannel model continued to resonate strongly with our millennial and Gen-Z consumers. Our omnichannel experience, digitally native technology platform, distinctive and award-winning designs, and mission-driven ethos all worked in synergy to drive profitable growth and strong third-quarter performance. We believe these factors, supported by our capital-efficient negative working capital model and our obsessive customer focus, will continue to set us apart and drive our results in the upcoming holiday quarter and beyond.”
Third Quarter 2021 Financial Highlights
•Net sales increased 33.3% to $95.2 million compared to $71.4 million in the third quarter of 2020, with strength across the Company’s products leading to a 29.6% increase in Total Orders and a 2.8% increase in average order value ("AOV").
•Gross profit was $48.0 million, or a 50.4% gross profit margin, compared to $30.8 million, or a 43.2% gross profit margin in the third quarter of 2020.
•Net income was $4.0 million, compared to net income of $8.0 million in the third quarter of 2020
•Adjusted net income was $8.5 million (3).
•Adjusted EBITDA was $13.6 million, compared to $9.5 million in the third quarter of 2020 (3).

Third Quarter Results

	Q3 2021		Q3 2020	% Change
Total Orders	28,855		22,259	29.6%
AOV	$3,301		$3,210	2.8%
($ in millions, except per share amounts)
Net Sales	$95.2		$71.4	33.3%
Net income allocable to Brilliant Earth Group, Inc. (1)	$0.1	$	nm*	nm*
Net income, as reported	$4.0		$8.0	(50.7)%
Net income margin	4.2%		11.3%	-710 bps
Adjusted net income (3)	$8.5	$	nc*	nc*
GAAP Diluted EPS (2)	$0.01	$	nm*	nm*
Adjusted Diluted EPS (3)	$0.09	$	nc*	nc*
Adjusted EBITDA (3)	$13.6		$9.5	42.3%
Adjusted EBITDA margin (3)	14.2%		13.3%	90 bps
*nc = not calculated; nm = not meaningful
(1)    Represents net income allocable to Brilliant Earth Group, Inc. for the period of September 23 to September 30, 2021
(2)    Represents GAAP Diluted EPS for the period of September 23 to September 30, 2021
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures
Nine Month 2021 Highlights
•Net sales increased 58.3% to $258.3 million in the nine months ended September 30, 2021 compared to $163.2 million in the first nine months of 2020, with strength across the Company’s product lines which led to a 51.4% increase in Total Orders and a 4.5% increase in AOV.
•Gross profit of $125.1 million, or a 48.4% gross profit margin, compared to $70.6 million, or a 43.3% gross profit margin, in the 2020 nine-month period.
•Net income totaled $14.8 million, compared to $8.2 million in the 2020 nine-month period
•Adjusted net income was $21.0 million (3).
•Adjusted EBITDA was $34.6 million, compared to $12.5 million of Adjusted EBITDA in the first nine months of 2020 (3).

Nine Month Results

	YTD Sept 2021		YTD Sept 2020	% Change
Total Orders	78,733		52,004	51.4%
AOV	$3,280		$3,138	4.5%
($ in millions, except per share amounts)
Net Sales	$258.3		$163.2	58.3%
Net income allocable to Brilliant Earth Group, Inc. (1)	$0.1	$	nm*	nm*
Net income, as reported	$14.8		$8.2	80.6%
Net income margin	5.7%		5.0%	70 bps
Adjusted net income (3)	$21.0	$	nc*	nc*
GAAP Diluted EPS (2)	$0.01	$	nm*	nm*
Adjusted Diluted EPS (3)	$0.22	$	nc*	nc*
Adjusted EBITDA (3)	$34.6		$12.5	175.8%
Adjusted EBITDA margin (3)	13.4%		7.7%	570 bps
*nc = not calculated; nm = not meaningful
(1)    Represents net income allocable to Brilliant Earth Group, Inc. for the period of September 23 to September 30, 2021
(2)    Represents GAAP Diluted EPS for the period of September 23 to September 30, 2021
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures
Initial Public Offering
On September 27, 2021, the Company completed its initial public offering, in which it sold 9,583,332 shares of its Class A Common Stock at a price to the public of $12.00 per share, including the full exercise of the underwriters’ option to purchase 1,249,999 shares. Brilliant Earth shares began trading on the Nasdaq Global Market on September 23, 2021.

Ms. Gerstein remarked, “Brilliant Earth’s IPO was an important milestone in our Company’s history and I want to thank all of our employees, whose passion and dedication have built Brilliant Earth into the brand it is today. And we are only at the beginning of this exciting journey to modernize and create a more transparent, sustainable and compassionate jewelry industry in the years ahead.”

Fiscal 2021 Outlook

Net sales	$366 million - $369 million
Adjusted EBITDA	$40.5 million - $42 million
Webcast and Conference Call Information
Brilliant Earth will host a conference call and webcast to discuss third quarter fiscal 2021 results today, November 12, 2021, at 8:30 a.m. ET. The webcast and accompanying slide presentation can be accessed at https://investors.brilliantearth.com. Those interested in participating in the conference call are invited to dial (888) 708-0131 (participant passcode 2648008). International callers may dial (929) 517-9008. A replay of the webcast will remain available on the website for 90 days.
About Brilliant Earth
Brilliant Earth is a digitally native, omnichannel fine jewelry company and a global leader in ethically sourced fine jewelry. Led by our co-founders Beth Gerstein and Eric Grossberg, the Company’s mission since its founding in 2005 has been to create a more transparent, sustainable, and compassionate jewelry industry. Headquartered in San Francisco,

CA and Denver, CO, Brilliant Earth has served over 370,000 customers in all 50 U.S. states and over 50 countries worldwide.
Disclosure Regarding Non-GAAP Financial Measures and Key Metrics
In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA, Adjusted Net income, Adjusted Diluted EPS and Adjusted EBITDA margin. These non-GAAP financial measures provide users of our financial information with useful information in evaluating our operating performance and exclude certain items from net income that may vary substantially in frequency and magnitude from period to period.
We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, change in fair value of warrant liability, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted EBITDA margin as Adjusted EBITDA calculated as a percentage of net sales. We believe that Adjusted EBITDA and Adjusted EBITDA margin, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.
We define Adjusted Net income as net income adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, change in fair value of warrant liability, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted Diluted EPS as Adjusted Net income, divided by the diluted weighted average shares of common stock outstanding. The diluted weighted average shares of common stock outstanding is derived from the historical diluted weighted average shares of common stock assuming such shares were outstanding for the entirety of the period presented. We believe Adjusted Net income and Adjusted Diluted EPS, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.
Please refer to “GAAP to Non-GAAP Reconciliations” located in the financial supplement in this release for a reconciliation of GAAP to non-GAAP financial information.
This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).
This press release also contains certain key business metrics which are used to evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. We define total orders as the total number of customer orders delivered less total orders returned in a given period (excluding those repair, resize, and other orders which have no revenue). We view total orders as a key indicator of the velocity of our business and an indication of the desirability of our products to our customers. Total orders, together with AOV, is an indicator of the net sales we expect to recognize in a given period. Total orders may fluctuate based on the number of visitors to our website and showrooms, and our ability to convert these visitors to customers. We believe that total orders is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. We define average order value, or AOV, as net sales in a given period divided by total orders in that period. We believe that AOV is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. AOV varies depending on the product type and number of items per order. AOV may also fluctuate as we expand into and increase our presence in additional product categories and price points, and open additional showrooms.

Forward-Looking Statements
This press release contains forward-looking statements. All statements other than statements of historical facts contained in this report may be forward-looking statements. Forward-looking statements in this press release include but are not limited to our future results of operations and financial position, business strategy, plans and objectives of management for future operations, including among other statements regarding expected growth, future capital expenditures, and debt service obligations. In some cases, you can identify forward-looking statements by words such as "anticipate," "believe," "contemplates," "continue," "could," "estimate," "expect," "intend," "may," "plan," “potential,” "predicts," "project," "seek," "should," "targets," "will, " or "would," or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict.
We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: the Company has grown rapidly in recent years and has limited operating experience; the Company may be unable to manage growth effectively; increases in costs of diamonds, other gemstones and precious metals supply shortages; the Company’s ability to maintain a low cost of production and distribution; the Company’s ability to cost-effectively turn existing customers into repeat customers or to acquire new customers; risks related to the Company’s expansion plans in the U.S.; the COVID-19 pandemic has had, and may in the future continue to have, a material adverse impact on the Company’s business; the Company has a history of losses, and may be unable to sustain profitability; competition in the fine jewelry retail industry; the Company’s ability to manage its inventory balances and inventory shrinkage; a decline in sales of Create Your Own rings would negatively affect the Company’s business, financial condition, and results of operations; the Company ability to maintain and enhance its brand; the Company’s marketing efforts to help grow its business may not be effective; environmental, social, and governance matters may impact the Company’s business and reputation; risks related to the Company’s e-commerce and omnichannel business; the Company’s ability to effectively anticipate and respond to changes in consumer preferences and shopping patterns; the Company’s results of operations and operating cash flows could fluctuate on a quarterly and annual basis, which may make it difficult to predict its future performance; the Company’s principal asset is its interest in Brilliant Earth, LLC, and, as a result, the Company depends on distributions from Brilliant Earth, LLC to pay its taxes and expenses; risks related to the Company’s obligations under its Tax Receivable Agreement and its organizational structure; and the other risks, uncertainties and the factors described in the section titled “Risk Factors” in the Company's Prospectus dated September 22, 2021 filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended, as such factors may be updated from time to time in our other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of the Company's website at https://investors.brilliantearth.com/. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Contacts:
Investors:
Allison Malkin
ICR
BrilliantEarth@icrinc.com

BRILLIANT EARTH GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net sales	$95,239	$71,445	$258,283	$163,209
Cost of sales	47,224	40,599	133,148	92,569
Gross profit	48,015	30,846	125,135	70,640
Operating expenses:
Selling, general and administrative	38,147	21,532	97,961	58,735
Income from operations	9,868	9,314	27,174	11,905
Interest expense	(1,912)	(1,214)	(5,786)	(3,607)
Other expense, net	(3,971)	(59)	(6,518)	(75)
Income before tax	3,985	8,041	14,870	8,223
Income tax expense	(23)	—	(23)	—
Net income	3,962	$8,041	14,847	$8,223
Net income allocable to non-controlling interest	3,896		14,781
Net income allocable to Brilliant Earth Group, Inc.	$66		$66

	Period from September 23, 2021 to September 30, 2021
Earnings per share:
Basic	$0.01
Diluted	$0.01
Weighted average shares of common stock outstanding:
Basic	9,583,332
Diluted	96,621,427

BRILLIANT EARTH GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands except share and per share amounts)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$161,087	$66,269
Restricted cash	205	205
Inventories, net	20,057	13,559
Prepaid expenses and other current assets	7,682	2,939
Total current assets	189,031	82,972
Property and equipment, net	5,983	1,986
Deferred tax asset	4,375	—
Other assets	552	258
Total assets	$199,941	$85,216

Liabilities, redeemable convertible preferred units, and stockholders' equity/members' equity/(deficit)
Current liabilities:
Accounts payable	$11,472	$10,972
Accrued expenses and other current liabilities	24,758	16,961
Current portion of deferred revenue	21,848	10,775
Current portion of long-term debt	20,526	—
Total current liabilities	78,604	38,708

Long-term debt, net of debt issuance costs	42,708	62,211
Long-term deferred revenue	204	179
Deferred rent	1,818	662
Warrant liability	—	84
Payable pursuant to the Tax Receivable Agreement	3,919	—
Other long-term liabilities	2,701	2,440
Total liabilities	129,954	104,284

Redeemable convertible preferred units (Class P Units) - 33,162,444 units authorized, 32,435,595 units issued and outstanding at December 31, 2020	—	66,327

Members' deficit - Class F Units - 50,954,445 units authorized, 50,232,863 units issued and outstanding at December 31, 2020; and Class M Units - 4,638,881 units authorized, 2,537,791 units issued and outstanding at December 31, 2020	—	(85,395)

Stockholders' equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized at September 30, 2021, none issued and outstanding at September 30, 2021	—	—
Class A common stock, $0.0001 par value - 1,200,000,000 shares authorized; 9,583,332 shares issued and outstanding as of September 30, 2021	1	—

Class B common stock, $0.0001 par value - 150,000,000 shares authorized; 35,576,400 shares issued and outstanding as of September 30, 2021	4	—
Class C common stock, $0.0001 par value - 150,000,000 shares authorized; 49,505,250 shares issued and outstanding as of September 30, 2021	5	—
Class D common stock, $0.0001 par value - 150,000,000 shares authorized; none issued and outstanding as of September 30, 2021	—	—
Additional paid-in capital	7,012	—
Retained earnings	66	—
Equity attributable to Brilliant Earth Group, Inc.	7,088	—
NCI attributable to Brilliant Earth, LLC	62,899	—
Total redeemable convertible preferred units and stockholders' equity/members' equity/(deficit)	69,987	(19,068)
Total liabilities, redeemable convertible preferred units, and stockholders' equity/members' equity/(deficit)	$199,941	$85,216

GAAP to Non-GAAP Reconciliations
(Unaudited and in thousands except share and per share amounts)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net income, as reported	$3,962	$8,041	$14,847	$8,223
Interest expense	1,912	1,214	5,786	3,607
Income tax expense	23	—	23	—
Depreciation and amortization expense	215	150	536	489
Showroom pre-opening expense	1,517	60	2,198	115
Equity-based compensation expense	684	7	872	21
Other expense, net (1)	3,971	59	6,518	75
Transaction costs and other expense (2)	1,281	—	3,776	—
Adjusted EBITDA	$13,565	$9,531	$34,556	$12,530
Net income margin	4.2%	11.3%	5.7%	5.0%
Adjusted EBITDA margin	14.2%	13.3%	13.4%	7.7%
(1)Other expense, net for the three and nine months ended September 30, 2021 consisted primarily of the change in fair value of the warrant liability necessary to mark our warrants to fair market value.

(2)These expenses are those that we did not incur in the normal course of business. They include expenses related to professional fees in connection with the evaluation and preparation for operations as a public company, a charitable donation, and one-time costs associated with the opening of a new operations facility.

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

	Three months ended September 30,	Nine months ended September 30,
	2021	2021
Net income attributable to Brilliant Earth Group, Inc., as reported (1)	$66	$66
Net income impact from assumed redemption of all LLC Units to common stock (2)	3,896	14,781
Net income, as reported	3,962	14,847
Income tax expense associated with conversion at 25.7% (3)	(1,001)	(3,799)
Tax effected net income after assumed conversion	2,961	11,048
Equity-based compensation expense	684	872
Showroom pre-opening expense	1,517	2,198
Other expense, net (4)	3,971	6,518
Transaction costs and other expense (5)	1,281	3,776
Tax impact of adjustments	(1,915)	(3,435)
Adjusted Net income	$8,499	$20,977
Diluted weighted average of common stock assumed outstanding (6)	96,621,427	96,621,427
Diluted earnings per share:
As reported	$0.01	$0.01
As adjusted	$0.09	$0.22
(1)This non-GAAP measure is not applicable to 2020, as the reorganization transaction did not occur until 2021. Represents net income allocable to Brilliant Earth Group, Inc. only for the period from September 23 to September 30, 2021.
(2)It is assumed that we will elect to issue common stock upon redemption of LLC Units rather than cash settle.
(3)Brilliant Earth Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Brilliant Earth, LLC. Acquisition of LLC units by Brilliant Earth Group, Inc. causes all of the taxable income currently recognized by the members of Brilliant Earth, LLC to become taxable to the Company.
(4)Other expense, net for the three and nine months ended September 30, 2021 consisted primarily of the change in fair value of the warrant liability necessary to mark our warrants to fair market value.
(5)These expenses are those that we did not incur in the normal course of business. They include expenses related to professional fees in connection with the evaluation and preparation for operations as a public company, a charitable donation, and one-time costs associated with the opening of a new operations facility.
(6)Diluted weighted average shares of common stock is derived from the historical diluted weighted average shares of common stock assuming such shares were outstanding for the entirety of each period presented.